Exhibit 32

SECTION 1350 CERTIFICATION*

In connection with Croghan Bancshares, Inc.’s (the “Corporation”) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), the undersigned, Rick M. Robertson, President and Chief Executive Officer of the Corporation, and Kendall W. Rieman, Treasurer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiary.

/s/ Rick M. Robertson	/s/ Kendall W. Rieman
Rick M. Robertson, President and CEO (Principal Executive Officer)	Kendall W. Rieman, Treasurer (Principal Financial Officer)

Date: March 29, 2012	Date: March 29, 2012

* This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this certification by reference.

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